EXHIBIT 11

                 Statement re: Computation of Per Share Earnings

                                                           Six Months Ended June 30, 2002
   ----------------------------------------------------------------------------------------------------------------------
                                                                    Continuing        Discontinued
   Basic and diluted net loss per common share:                     operations         operations             Net loss
                                                                 -----------------   --------------       ---------------
   Numerator:
       Net loss for the period                                    $    (1,288,222)         330,490              (957,732)
       Preferred stock dividends                                         (138,750)               -              (138,750)
                                                                 -----------------   --------------       ---------------
       Net loss attributable to common shares                     $    (1,426,972)         330,490            (1,096,482)
                                                                 =================   ==============       ===============

   Denominator:
       Actual weighted average shares outstanding                       2,015,885        2,015,885             2,015,885
                                                                 =================   ==============       ===============

   Basic and diluted loss per common share                        $         (0.71)            0.16                 (0.55)
                                                                 =================   ==============       ===============


                                                           Six Months Ended June 30, 2001
   ----------------------------------------------------------------------------------------------------------------------
                                                                    Continuing        Discontinued
   Basic and diluted net loss per common share:                     operations         operations             Net loss
                                                                 -----------------   --------------       ---------------
   Numerator:
       Net loss for the period                                    $    (1,770,239)         (47,034)           (1,817,273)
       Preferred stock dividends                                         (138,750)               -              (138,750)
                                                                 -----------------   --------------       ---------------
       Net loss attributable to common shares                     $    (1,908,989)         (47,034)           (1,956,023)
                                                                 =================   ==============       ===============

   Denominator:
       Actual weighted average shares outstanding                       2,017,459        2,017,459             2,017,459
                                                                 =================   ==============       ===============

   Basic and diluted loss per common share                        $         (0.95)           (0.02)                (0.97)
                                                                 =================   ==============       ===============



                                                           Three Months Ended June 30, 2002
   ----------------------------------------------------------------------------------------------------------------------
                                                                    Continuing        Discontinued
   Basic and diluted net loss per common share:                     operations         operations             Net loss
                                                                 -----------------   --------------       ---------------
   Numerator:
       Net loss for the period                                    $      (531,333)         161,511              (369,822)
       Preferred stock dividends                                          (69,375)               -               (69,375)
                                                                 -----------------   --------------       ---------------
       Net loss attributable to common shares                     $      (600,708)         161,511              (439,197)
                                                                 =================   ==============       ===============

   Denominator:
       Actual weighted average shares outstanding                       2,015,885        2,015,885             2,015,885
                                                                 =================   ==============       ===============

   Basic and diluted loss per common share                        $         (0.30)            0.08                 (0.22)
                                                                 =================   ==============       ===============




                                                           Three Months Ended June 30, 2001
   ----------------------------------------------------------------------------------------------------------------------
                                                                    Continuing        Discontinued
   Basic and diluted net loss per common share:                     operations         operations             Net loss
                                                                 -----------------   --------------       ---------------
   Numerator:
       Net loss for the period                                    $      (469,348)          34,616              (434,732)
       Preferred stock dividends                                          (69,375)               -               (69,375)
                                                                 -----------------   --------------       ---------------
       Net loss attributable to common shares                     $      (538,723)          34,616              (504,107)
                                                                 =================   ==============       ===============

   Denominator:
       Actual weighted average shares outstanding                       2,015,885        2,015,885             2,015,885
                                                                 =================   ==============       ===============

   Basic and diluted loss per common share                        $         (0.27)            0.02                 (0.25)
                                                                 =================   ==============       ===============


Note: The assumed conversion of the convertible debentures and the convertible preferred stock and the effect of "in-the-money" stock options were excluded from the computations of diluted net loss per common share because the effects would be antidilutive.

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